UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 20, 2013

LITHIA MOTORS, INC.

(Exact name of registrant as specified in its charter)

State of Oregon	001-14733	93-0572810
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

150 N. Bartlett St
Medford, OR 97501
(Address of principal executive offices)

(541) 776-6401

(Registrant's telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On August 20, 2013, the Board of Directors of Lithia Motors, Inc. (the “Company”) adopted 2013 Amended and Restated Bylaws, which amend and restate the Company’s existing Amended and Restated Bylaws. The 2013 Amended and Restated Bylaws:

1.	Clarify the provisions requiring shareholders to give advance notice to the Company of proposals to be raised for a vote at an annual meeting of shareholders;

2.

Require that a shareholder proposing a matter to be considered at a shareholder meeting provide additional information to the Company regarding the shareholder’s direct or indirect ownership interests in the Company, including ownership of derivative securities; and

3.

Eliminate provisions (a) that allow shareholders of record holding shares with at least 10 percent of the votes entitled to be cast on any matter proposed to be considered at a special meeting to call a special meeting and (b) that repeat default rules regarding shareholders’ meetings set forth in the Oregon Business Corporation Act or are otherwise unnecessary, including provisions regarding notice, waiver of notice, voting, quorum, and action without a meeting.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.                Description

3.1                              2013 Amended and Restated Bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIA MOTORS, INC.

Dated: August 20, 2013

	By:	/s/ Christopher S. Holzshu
Christopher S. Holzshu
SVP, CFO and Secretary

Exhibit Index

Exhibit No.	Description
3.1	2013 Amended and Restated Bylaws